Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated May 9, 2014, on the consolidated financial statements of Textmunications Holdings, Inc. for the years ended December 31, 2013 and 2012, in the Registration Statement on Form S-1 and the reference therein as it applies to our being the Registered Independent Accountants for Textmunications Holdings , Inc.

LL Bradford & Company, LLC

/S/ LL Bradford & Company, LLC

Sugar Land, Texas
June 6, 2014